Exhibit 10.53

AMENDMENT NUMBER SEVEN TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN

(As amended and restated with respect to salary and Cash Incentive Compensation January 1,
2005, and with respect to Stock Compensation April 15, 2005)

The MetLife Leadership Deferred Compensation Plan is hereby amended, effective
January 1, 2013, as follows:

1. Section 8 is hereby amended to read as follows:

"8. Matching Contribution.

(a)
If a Participant has a valid deferral election to make contributions to SIP or the MetLife Bank 401(k) Plan throughout a calendar year, the Participant's Matching Contribution Account shall be credited with the amount of Matching Contribution (if any) with which the Participant's SIP or MetLife Bank 401(k) Plan account would have been credited under the terms and provisions of such plans (as applicable) without application of certain Tax Code limitations under Code sections 415 and 401 (a)(17) with respect to compensation deferred into this Plan. Notwithstanding the foregoing, no Matching Contributions shall be credited in favor of a Participant during the suspension of such Participant's deferrals pursuant to Section 4.7 of this Plan. A Participant's Matching Contribution Account shall vest or be forfeited to the same extent, and on the same vesting schedule, that such Matching Contributions would have vested or been forfeited under the terms of the qualified 401 (k) plan that the Participant actively participated in at the time of deferral. If a Participant transfers employment during a calendar year between MetLife and MetLife Bank, then the matching contributions attributable to deferrals made while they were participating in SIP will maintain the vesting schedule under SIP. Likewise, matching contributions attributable to deferrals made while participating in the MetLife Bank 40l(k) Plan will maintain the vesting schedule under the MetLife Bank 401(k) Plan.

(b)
Effective January 1, 2013, a Participant who has a valid deferral election to make contributions to SIP throughout a calendar year, the Participant's Matching Contribution Account under this Plan will no longer be credited with the Matching Contribution (if any) that would have been credited to the Participant's SIP account without application of certain Tax Code limitations referenced in (a) above. Instead, the Metropolitan Life Auxiliary Savings and Investment Plan shall be credited with the amount of Matching Contribution (if any) with which the Participant's SIP account would have been credited under the terms and provisions of the SIP without application of the Tax Code limitations described in (a) above, with respect to compensation deferred into this Plan. The funds in the Participant's Matching Contribution Account in this Plan that accrued prior to January 1, 2013 will remain in this Plan and governed by the terms of this Plan. Only prospective Matching Contributions accrued on or after January 1, 2013, and attributable to a valid deferral election to make contributions to SIP, that are limited or impacted by the Tax Code limitations described in (a) above are impacted by this subsection (b). A Participant's Matching Contributions made to the Metropolitan Life Auxiliary Savings and Investment Plan in accordance with this subsection (b) shall vest and otherwise be fully governed by the terms of the Metropolitan Life Auxiliary Savings and Investment Plan." Matching Contributions attributable to a valid deferral election to make contributions to the MetLife Bank 40l(k) Plan that are limited or impacted by the Tax Code limitations described in (a) above will continue to be contributed to the Participant's Matching Contribution Account under this Plan and will continue to be governed by the terms of this Plan.

2. Section 22.22 is hereby amended to read as follows:

""MetLife Companies" shall mean MetLife Group, Inc.; Metropolitan Property and Casualty Insurance Company; MetLife Bank, National Association; and SafeGuard Health Plans, Inc.(of California). Effective January 1, 2013, MetLife Bank will no longer be a MetLife Company."

IN WITNESS WHEREOF, the Plan Administrator has caused this Amendment to be adopted this 26th day of December, 2012.

PLAN ADMINISTRATOR
/s/ Andrew Bernstein
Andrew Bernstein

ATTEST:
/s/ Mark Davis